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                         NOTE OF EXECUTIVE EXPRESS, INC.
                                    DUE 2006

                                                                   June 14, 2001

Registered Holder:    CD&L, INC.

Address:              80 Wesley Street
                      South Hackensack, New Jersey  07606

Principal Amount:     $1,650,000
Due:                  June 14, 2006

                                                    South Hackensack, New Jersey

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               FOR VALUE RECEIVED, EXECUTIVE EXPRESS, INC., a Missouri
corporation (the "Maker"), hereby promises to pay to CD&L, Inc. (the "Holder"), or its order or its assign(s), the principal amount above stated and to pay interest at the rate of seven percent (7%) per annum from the date hereof. Interest shall be computed on the balance of principal outstanding from time to time.

               All payments due under this Note are secured by a pledge of 100% of the Maker's stock by Charles Walch ("Walch"), The W. Stanley Walch Trust dated __________, Raymond Earlewine and Carter Williams, the only shareholders of the Maker (collectively, "Pledgors"), pursuant to that certain Pledge Agreement dated as of the date hereof by and between Holder and the Pledgors (the "Pledge Agreement").

               The Note shall be paid as follows: (a) on September 14, 2001 and December 14, 2001, the Maker shall pay to the Holder all the accrued interest to the date of payment, (b) on each March 14, June 14, September 14 and December 14 from March 14, 2002 through and including February 14, 2006, the Maker shall pay the Holder the sum of fifty-seven thousand seven hundred three dollars and ninety-five cents ($57,703.95), and (c) the entire balance of principal, plus all accrued interest, shall be due and payable on June 14, 2006.

               Overdue principal and overdue interest on this Note and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to fourteen percent (14%) and shall be payable on demand.

               Both the principal hereof and interest hereon are payable in lawful money of the United States of America at the Holder's address above or such other address as the Holder shall designate in writing delivered to the Maker from time to time. Prior to any sale or other disposition of this Note, the Holder will endorse hereon the amount of principal paid hereon and the last date to which interest has been paid hereon.


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               The Maker may prepay this debt, in whole or in part, without premium or penalty at any time. All prepayments (whether voluntary or mandatory) shall include payment of accrued interest on the principal amount of the Note so prepaid and shall be applied to payment of accrued interest before application to principal.

               Upon the occurrence of an Asset Sale, the Maker shall, whether or not there is demand of the Holder, repay in full in cash, on the Business Day on which the Asset Sale is consummated, the unpaid outstanding principal amount of the Note and all other amounts (including accrued and unpaid interest) owing hereunder to the Holder.

                                   ARTICLE ONE
                                   DEFINITIONS
                                   -----------

         Section 1.01. Definitions. For purposes of this Note, the following capitalized terms have the following meanings:

               "Asset Sale" shall mean (a) the sale, lease, transfer or other disposal of all or substantially all of the assets of the Maker or of National Express Company, Inc., its wholly owned subsidiary ("National") or (b) dissolution or liquidation of the Maker or National or (c) a cessation of business by the Maker or National or (d) a merger or consolidation of the Maker or National with or into another corporation or any other entity.

               "Business Day" shall mean any day, other than a Saturday, Sunday or a day on which banks located in the State of New Jersey shall be authorized or required by law to close.

               "Indebtedness" shall mean, as to any Person, without duplication,
(i) all indebtedness (including principal and interest) of such Person for borrowed money or for the deferred purchase price of property or services including trade payables and accrued expenses arising in the ordinary course of business in accordance with customary trade terms, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, if any,
(iii) all capitalized lease obligations of such Person, and (iv) mandatory obligations of such Person to redeem or purchase stock or purchase or repay Indebtedness.

               "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

               "Obligations" shall mean any and all principal, interest (including without limitation default interest), premium, penalties, fees, expenses, indemnities, and other liabilities and obligations (including any guaranties of the foregoing liabilities and obligations) payable


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under the documentation governing the Indebtedness (including without limitation interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding, whether or not such interest is an allowed claim against the debtor in any such proceeding).

               "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

               "Stock Purchase Agreement" shall mean the Stock Purchase Agreement dated as of June 14, 2001 by and among the Maker, Walch, the Holder, and National Express Company, Inc., a Missouri corporation, for the purchase of all of the issued and outstanding shares of National Express Company, Inc. stock by the Maker from the Holder.

                                   ARTICLE TWO
                                EVENTS OF DEFAULT
                                -----------------

               If any of the following events of default (each, an "Event of Default") shall occur, the Holder hereof, at its option, may declare all sums of principal and accrued interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable.

        Section 2.01 Events of Default. For purposes of this instrument, an Event of Default will be deemed to have occurred if:

               (a) the Maker defaults in any payment of principal or interest on this Note when due and such default continues for five (5) days from the due date; or

               (b) a receiver, liquidator or trustee of the Maker or National or of any property of the Maker or National, shall be appointed by court order; or the Maker or National shall be adjudged bankrupt or insolvent; or any of the property of the Maker or National shall be sequestered by court order; or a petition to reorganize the Maker or National under any bankruptcy, reorganization or insolvency law shall be filed against the Maker or National and shall not be dismissed within 60 days after such filing; or

               (c) the Maker or National shall file a petition in voluntary bankruptcy or requesting reorganization under any provision of any bankruptcy, reorganization or insolvency law or shall consent to the filing of any petition against it under any such law; or

               (d) the Maker or National shall make a formal or informal assignment for the benefit of its creditors or admit in writing its inability to pay its debts generally when they become due or shall consent to the appointment of a receiver, trustee or liquidator of the Maker or National or of all or any part of the property of the Maker or National; or


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               (e) the Maker or National shall fail to make a required payment or payments on other material indebtedness of the Maker or National for borrowed money (whether or not represented by a note or other evidence of indebtedness) (collectively, "Other Indebtedness"); or

               (f) the Maker or National shall breach any affirmative or negative covenant or otherwise default in any of its obligations under the Other Indebtedness and as a result there shall have occurred an acceleration of the stated maturity of any Other Indebtedness; or

               (g) the Maker or Walch shall breach any obligation to the Holder or its affiliates under the Stock Purchase Agreement, Pledge Agreement or any other document executed in connection therewith; or

               (h) there shall be an Asset Sale of the Maker or National without payment in full of all obligations due to the Holder.

        Section 2.02 Remedies on Default. If an Event of Default shall have occurred, in addition to its rights and remedies under this Note, and any other instruments, the Holder may at its option by written notice to the Maker declare all indebtedness to Holder hereunder to be due and payable, whereupon the same shall forthwith mature and become due and payable together with interest accrued thereon, without any further notice to and without presentment, demand, protest or notice of protest, all of which are hereby waived.

               The Holder may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceedings, including, without limitation, action for the specific performance of any agreement contained herein or in any other instrument, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any right, power or remedy granted hereby or by law, equity or otherwise.

               In addition to and not in limitation of the foregoing, the Maker further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including, without limitation, attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

                                  ARTICLE THREE
                                  -------------
                                    COVENANTS
                                    ---------

        Section 3.01 Affirmative Covenants. The Maker covenants and agrees that until the Note and all other Obligations are paid in full, the Maker shall furnish to the Holder (a) within 60 days of the end of each six month period, a duly certified copy of all semiannual and annual financial statements of the Maker, (b) a copy of any quarterly or other financial statements provided to the holders of Other Indebtedness, (c) any notice of default furnished by the Maker to its creditors for any Other Indebtedness, and (d) such other information or documents (financial or otherwise) with respect to the Maker, as the Holder may reasonably request.


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                                  ARTICLE FOUR
                                  ------------
                                  MISCELLANEOUS
                                  -------------

        Section 4.01 Failure or Delay Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        Section 4.02 Notices. Any notice herein required or permitted to be given shall be given by federal express or similar overnight courier or by same day courier service or by certified mail, return receipt requested, if to the Holder, at the address set forth on the first page hereof, or,

               If to the Maker, to

               Executive Express, Inc.
               312 Planthurst Road
               St. Louis, Missouri 63119
               Attention: Charles Walch, President

               with a copy to

               Thompson Coburn
               One Firstar Plaza
               Saint Louis, Missouri 63101
               Attention:  W. Stanley Walch, Esq.

        Section 4.03 Amendments. The term "Note" or "this Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed or, if later amended or supplemented, then, as so amended or supplemented.

        Section 4.04 Assignability. This Note shall be binding upon the Maker, its successors and assigns, and shall inure to the benefit of Holder, its successors and assigns.

        Section 4.05 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to the choice of law principles thereof. Each of the Holder and the Maker hereby submits to the non-exclusive jurisdiction of the federal courts and the state courts sitting in the State of New Jersey. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, any objections that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

        Section 4.06 No Jury Trial. THE MAKER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO ANY ASPECT


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OF THIS NOTE AND REPRESENTS THAT IT HAS HAD AN OPPORTUNITY TO CONSULT WITH ITS
ADVISORS AS TO THIS WAIVER. BY ACCEPTING THIS NOTE, THE HOLDER ALSO WAIVES ITS RIGHT TO REQUEST A TRIAL BY JURY.
                           [Signature page follows.]


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               IN WITNESS WHEREOF, the undersigned has caused this Note to be signed in its name by its duly authorized officer or member and its corporate seal to be affixed hereto.

                                               EXECUTIVE EXPRESS, INC.

                                               By:
                                                  ------------------------------
                                                   Charles Walch, President


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